Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: ir@gipreit.com

GENERATION INCOME PROPERTIES INCREASES BOARD EXPERTISE WITH NEW DIRECTOR

Tampa, FL, October 7, 2021 – Generation Income Properties, Inc. (NASDAQ: GIPR) (“GIP” or the “Company”) announced today the appointment of Gena Cheng as a new independent Director to its Board of Directors, effective immediately; Gena Cheng.

Ms. Cheng has been managing director since August 2019 at Prospect Avenue Partners, a specialty capital raising and advisory platform focused on the private equity industry. Named to PERE’s list of 30 Capital Raisers Who Can Make a Difference, Ms. Cheng has over 20 years of experience in the real asset industry, including investments, portfolio management, fundraising and investor relations.  Ms. Cheng brings valuable real estate finance experience to the Company’s Board of Directors.

Prior to launching Prospect Avenue Partners, Ms. Cheng served as Managing Director from July 2014 to February 2019 at USAA Real Estate Company. She also served as Managing Director from March 2010 to March 2014 at Forum Partners, a global real estate investment and asset management firm, and Managing Director and Chief Operating Officer from October 2006 to August 2009 at JT Partners, an international architecture, engineering, projects management, and consulting firm.

Ms. Cheng has significant experience raising investor equity for strategies ranging from core through opportunistic via open-end and closed-end vehicles. Prior to her transition to the sell side, she served as a senior portfolio manager at APG Asset Management, the approximately €538 billion Dutch pension fund. There she helped invest and manage the capital of one of the largest institutional real estate investment platforms in the world, focusing on North American investments. Ms. Cheng began her career in real estate consulting and investment banking at Arthur Andersen and Morgan Stanley.

Ms. Cheng earned a JD/MBA from New York University and an AB in Architecture from Princeton University, where she was awarded the Grace May Tilton Prize in American Studies. She is a member of the New York State Bar and serves on the Program Committee and Scholarship Committee for WX – New York Women Executives in Real Estate. Ms. Cheng holds her FINRA registered representative license through SPS Securities, LLC.

Ms. Cheng will sit on GIP’s Board of Director’s Governance Committee as well as its Compensation Committee.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment corporation formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties located primarily in major United States cities. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com

1 | GENERATION INCOME PROPERTIES | 401 E Jackson St, Suite 3300, Tampa, FL 33602 | (813) 448-1234

Forward-Looking Statements:

This press release, whether or not expressly stated, may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company’s control which could have a material adverse effect on the company’s business, financial condition, and results of operations. Some of these risks and uncertainties are identified in the Company's most recent Registration Statement on Form S-1 and its other filings with the SEC, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

2 | GENERATION INCOME PROPERTIES